EXHIBIT 2.5

AFFILIATE AGREEMENT

August     , 2004

ARM Holdings plc

110 Fulbourn Road

Cambridge CB1 9NJ, England

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089

Ladies and Gentlemen:

Artisan Components, Inc., a Delaware corporation (the “Company”), has advised the undersigned that, as of the date of this agreement, the undersigned may be deemed to be an “affiliate” (as defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”)) of the Company. Pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of August     , 2004 (as the same may be or may have been amended from time to time, the “Merger Agreement”) among the Company, ARM Holdings plc, a public limited company organized under the laws of England and Wales (“Parent”), and Salt Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“MergerSub”), the Company and Parent intend to effect a merger involving the Company and MergerSub (the “Merger”). Any capitalized term that is used, but not defined, in this agreement shall have the meaning assigned to that term in the Merger Agreement.

As a result of the Merger, the undersigned will receive Parent ADSs (or, if applicable, Parent Ordinary Shares) (any such Parent ADSs or Parent Ordinary Shares received by the undersigned in connection with the Merger, “Parent Shares”) in exchange for shares owned by the undersigned of common stock, par value $0.001, of the Company (the “Company Common Stock”).

The undersigned represents, warrants and covenants to Parent and the Company that, as of the date the undersigned receives Parent Shares in the Merger:

A. The undersigned shall not Transfer any Parent Shares in violation of Rule 145 promulgated by the SEC under the 1933 Act. “Transfer” means (i)

when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any Parent Shares or any participation or interest in any Parent Shares, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of any Shares or any participation or interest in any Parent Shares or any agreement or commitment to do any of the foregoing.

B. The undersigned has carefully read this agreement and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned’s counsel, the requirements of those documents and other applicable limitations upon the undersigned’s ability to Transfer Parent Shares.

C. The undersigned has been advised that the issuance of Parent Shares to the undersigned pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form F-4 (or on Form F-6, in the case of Parent ADSs). The undersigned has also been advised that, because, at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, the undersigned may be deemed an affiliate of the Company, and therefore the undersigned may not Transfer any Parent Shares issued to the undersigned in the Merger unless that Transfer (i) has been registered under the 1933 Act, (ii) is made in conformity with Rule 145 promulgated by the SEC under the 1933 Act, or (iii) in the opinion of counsel (which opinion must be reasonably acceptable to Parent or, in the reasonable opinion of Parent, Rule 145 no longer prohibits a transfer by that individual), or pursuant to a “no action” letter obtained by the undersigned from the SEC staff, is otherwise exempt from registration under the 1933 Act.

D. The undersigned understands that Parent is under no obligation to register any Transfer of Parent Shares by the undersigned or on the undersigned’s behalf under the 1933 Act or to take any other action necessary in order to enable the undersigned to make such sale, transfer or other disposition in compliance with an exemption from such registration.

E. The undersigned also understands that there will be placed on the certificates for the Parent Shares issued to the undersigned, or on any substitute certificates, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH

THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND ARM HOLDINGS PLC, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ARM HOLDINGS PLC AND ARM INC.”

F. The undersigned also understands that, unless the transfer by the undersigned of the undersigned’s Parent Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the undersigned’s transferee:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without that legend (i) if the securities represented by that certificate have been registered for sale by the undersigned under the 1933 Act, (ii) if Parent has received either an opinion of counsel (which opinion shall be reasonably satisfactory to Parent) or a “no-action” letter obtained by the holder from the SEC staff to the effect that the restrictions imposed by Rule 145 under the 1933 Act no longer apply to the holder, (iii) in the case of the legend set forth in paragraph E, if Parent has received reasonably satisfactory written evidence that the securities represented by that certificate have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (iv) one year after the Effective Time if the undersigned is not an affiliate of Parent at that time.

G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth in this agreement are for the benefit of Parent, the Company and the Surviving Corporation and will be relied upon by those firms and their respective counsel.

H. This Agreement shall terminate and shall be of no further force and effect in the event of the termination of the Merger Agreement at any time prior to the Effective Time pursuant to Article 10 thereof.

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Execution of this agreement should not be considered an admission on the part of the undersigned that the undersigned is an “affiliate” of the Company as described in the first paragraph of this agreement, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this agreement.

Very truly yours,

By:
Name:

Accepted as of , 2004 by

ARM HOLDINGS plc

By:
Name:
Title:

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